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                                                                    EXHIBIT 24.1



                                POWER OF ATTORNEY


            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being a member of the Board of Directors of The Good Guys, Inc. (the "Company"), hereby constitutes and appoints Ronald A. Unkefer and Robert A. Stoffregen, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign on his behalf a registration statement or registration statements on Form S-8 with respect to (1) an increase by 700,000 in the number of shares of its common stock issuable under options granted under its 1994 Stock Incentive Plan, (2) an increase by 400,000 in the number of shares of its common stock issuable under the Company's Employee Stock Purchase Plan and (3) non-qualified options covering 1,200,000 shares granted outside the Company's 1994 Stock Incentive Plan, and any and all amendments (including post-effective amendments) thereto and any registration statements relating to the same offerings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith and with such registration statements, with the Securities and Exchange Commission, with the full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            This power of attorney may be executed in any number of counterparts.


Dated:  February 7, 2001               /s/ RUSSELL M. SOLOMON
                                       ----------------------------------------
                                       Russell M. Solomon

                                       /s/ GARY M. LAWRENCE
                                       ----------------------------------------
                                       Gary M. Lawrence

                                       /s/ JOHN E. MARTIN
                                       ----------------------------------------
                                       John E. Martin

                                       /s/ STANLEY R. BAKER
                                       ----------------------------------------
                                       Stanley R. Baker

                                       /s/ JOSEPH P. CLAYTON
                                       ----------------------------------------
                                       Joseph P. Clayton

                                       /s/ JOSEPH M. SCHELL
                                       ----------------------------------------
                                       Joseph M. Schell

                                       /s/ KENNETH R. WELLER
                                       ----------------------------------------
                                       Kenneth R. Weller